                                                                                                                                                                                                   Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR REPORT INCORPORATED BY REFERENCE

We consent to the incorporation by reference in the accompanying Registration Statement on Form S-3 of Summit Financial Group, Inc., of our report dated March 17, 2008, relating to our audit of the consolidated financial statements and internal control over financial reporting, which appears in the Annual Report on Form 10-K of Summit Financial Group, Inc. for the year ended December 31, 2007.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus, which is part of the Registration Statement.

ARNETT & FOSTER, P.L.L.C.

Charleston, West Virginia
September 12, 2008